UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

The Timken Company

(Exact name of registrant as specified in its charter)

Ohio	1-1169	34-0577130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4500 Mt. Pleasant St. NW, North Canton, Ohio		44720-5450
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (234) 262-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2017, Timken Europe B.V. (the “Purchaser”), a subsidiary of The Timken Company (the “Company”), entered into a share purchase agreement (the “Purchase Agreement”) with H.J. Groeneveld pursuant to which the Purchaser agreed to purchase all of the outstanding share capital of Wenjo B.V. (the “Groeneveld Group”), for an agreed upon enterprise value of €250 million (approximately $285 million at current exchange rates), plus the net value of Groeneveld Group’s cash acquired through a “locked box” mechanism and other items. The Groeneveld Group is a leading provider of automatic lubrication solutions used in on- and off-highway applications.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 3, 2017, the Purchaser completed the acquisition of the Groeneveld Group pursuant to the terms of the Purchase Agreement. The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1*	Share Purchase Agreement, dated June 27, 2017, between H.J. Groeneveld and Timken Europe B.V.

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE TIMKEN COMPANY

Date: July 3, 2017	By:	/s/ Carolyn Cheverine
Carolyn Cheverine
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
2.1*	Share Purchase Agreement, dated June 27, 2017, between H.J. Groeneveld and Timken Europe B.V.

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request